EXHIBIT 10.5

                            MANAGEMENT AGREEMENT

     THIS MANAGEMENT AGREEMENT (the "Agreement"), dated as of April 1, 2007 (the "Effective Date"), is made by and among AXON TECHNOLOGIES, INC., a Florida not-for-profit corporation ("Axon"), and OPTIMA TECHNOLOGIES, LLC, a Delaware limited liability company ("Manager").
RECITALS:

     A. Axon is a corporation that is exempt from tax as a 501(c)(3) organization that provides employment opportunities for disabled persons.

     B. Axon is currently a certified employment center for Respect of Florida ("RESPECT");

     C. RESPECT is the central nonprofit agency of the State of Florida, and works with nonprofit organizations around the State of Florida whom employ persons with disabilities in the production of products and services to ensure a constant market for these products and services to state and local government agencies.

     D. Along with other endeavors, Axon provides print management, printing supplies and repair services ("Printer Business").

     E. Manager is in the business of print management, printing supplies and repair services (the "Business").

     F. Axon desires Manager to perform certain duties on behalf of Axon on the terms and conditions described herein, and Manager desires to so provide, with such services to commence on the Effective Date.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

                                   AGREEMENT

     1. Appointment. Axon hereby appoints and designates Manager to assist in the management and operation the Printer Business, effective as of the Effective Date, and Manager and Principal hereby accept such appointment and designation, subject to the terms and conditions set forth below. Subject to the limitations and conditions set forth in this Agreement, Manager shall have the exclusive authority and responsibility to manage the sales and fulfillment operations of the Printer Business on behalf of and for the account of the Axon (subject to final oversight and direction by RESPECT); to provide such facilities and services for the operation of the Printer Business as are described in this Agreement, and to take all actions related thereto.

   2. Duties of Manager. Subject to the terms and conditions contained in this Agreement, Manager shall provide the following services for the Printer Business, and in such capacity, shall have the attendant rights and responsibilities as set forth in this Agreement. The services of Manager shall consist of managing the workload of the Printer Business for Axon as set forth on Exhibit A attached hereto. Manager shall ensure that cartridges purchased to resell to Axon clients have been manufactured using some degree of labor provided by the severely disabled.

     3. Duties of Axon. Axon shall provide Manager with access to its customer base as necessary to allow Manager to complete its duties hereunder. Axon shall set all pricing for the Printer Business. Axon shall have final decision-making authority on which representatives may service the Axon RESPECT accounts.

     4. Contract for RESPECT of Florida Outside Government Account Representatives. The parties acknowledge that Axon has an agreement with RESPECT to furnish and manage three (3) outside sale representatives.
Manager shall provide the three sales representatives, and Axon agrees that, in addition to the Management Fee hereunder, any compensation received from RESPECT relating to the field sales representatives that are representing Axon and RESPECT (but compensated by Optima) in this capacity will be paid by Axon to Optima within 10 days of receipt by Axon.

     5. Standard of Conduct. Manager shall in all material respects (i) abide by and comply with all applicable laws, statutes, orders, rules, regulations, policies or guidelines promulgated, or judgments, decisions or orders entered by, any court, arbitral tribunal, administrative agency, or commission or other governmental or regulatory body, agency or instrumentality or authority relating to Axon's' business; and (ii) conduct itself with respect to the Printer Business with the prudence, care, dedication and skill as would be manifested by one in the operation and management of his own assets and properties and in this regard shall owe a duty of dedication and care to the Printer Business.

     6. Management Fee. During the term of this Agreement, as total compensation for services rendered by Manager pursuant to this Agreement, Axon shall pay to Manager a management fee (the "Management Fee") equal to ninety percent (90%) of the amounts invoiced (by Manager) and collected (by
Axon) in its Printer Business. Such amounts shall be paid within 10 days after collected by Axon. The parties acknowledge and agree that Axon will always receive three percent (3%) of the fees collected, that the central non-profit agency (CNA) fee has been seven percent (7%) for several years, but it could change, if so, the fee payable to Manager shall be adjusted upward or downward based directly upon any increase or decrease in the CNA fee percentage.

     7. Term. The Agreement shall commence on the Effective Date hereof and shall continue until terminated as set forth in Section 8 hereof (the "Management Term").

     8.   Termination.

          (a) Termination by Axon on Default. Axon shall be entitled to terminate this Agreement by delivering written notice of termination to Manager if Manager fails to perform in any respect any obligation required of it hereunder, and such default continues for 30 days after the giving of

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written notice by Axon, specifying the nature and extent of such default;
provided, however, that if such default is not cured within 30 days, but is capable of being cured within a reasonable period of time in excess of 30 days, then Axon shall not be entitled to terminate this Agreement if Manager commences the cure of such default within such 30-day period and thereafter diligently and in good faith continues to cure such default until completion.

          (b) Termination by Axon Other than for Default. Axon shall be entitled to terminate this Agreement by delivering written notice of termination to Manager if Manager (i) applies for or consents to the appointment of a receiver, trustee or liquidator of all or a substantial part of its assets, files a voluntary petition in bankruptcy or consents to an involuntary petition, makes a general assignment for the benefit of its creditors, files a petition or answer seeking reorganization or arrangement with its creditors, or admits in writing its inability to pay its debts when due; (ii) suffers any order, judgment or decree to be entered by any court of competent jurisdiction, adjudicating such party bankrupt or approving a petition seeking its reorganization or the appointment of a receiver, trustee or liquidator of such party or of all or a substantial part of its assets, and such order, judgment or decree continues unstayed and in effect for 90 days after its entry; or (iii) if Manager merges, consolidates, or combines with any other person or entity, reorganize, liquidate or dissolve, other than such merger, consolidation combination, or reorganization that does not result in a change in control. As used in this Agreement, "Change in Control" shall mean the closing of the acquisition of Manager by another entity by means of merger, consolidation, or other transaction or series of related transactions, resulting in the exchange of the outstanding equity of Manager such that the beneficial owners of Manager prior to such transaction own, directly or indirectly, less than fifty percent (50%) of the voting power of the surviving entity.

          (c) Termination by Manager on Default. Manager shall be entitled to terminate this Agreement if Axon fails to pay the Management Fee when due in accordance with this Agreement, and such default continues for 30 days after the giving of written notice by the Manager.

          (d) Automatic Termination. This Agreement shall terminate automatically without notice if RESPECT terminates its contractual relationship with Axon.

          (e) Effect of Termination. Upon expiration of the Management Term or other termination of this Agreement:

               (1) Manager shall return to Axon all assets or property of the Printer Business, if any are in Manager's possession or control.

               (2) Manager a shall no longer be obligated to provide any management, consulting or similar services to Axon, except to the extent reasonably necessary to effectuate an orderly transition of the Printer Business, which Manager and Principal agree to provide for a reasonable period following termination, but in any event, not to exceed 60 days, at no charge to Axon.

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               (3)   This Agreement shall no longer be of any force and
effect, except that this Agreement shall remain in full force and effect with respect to events, actions, omissions or occurrences which occurred prior to the termination of this Agreement.

     9. Independent Contractor. The relationship of Manager and Axon which is created hereunder is that of an independent contractor. This Agreement is not intended to be construed as creating between Manager and Axon, the relationship of employee and employer, affiliate, principal and agent, joint venture, partnership or any other similar relationship, the existence of which is hereby expressly denied. The parties agree to treat the payment of the Management Fee for all purposes as compensation for the services rendered.

    10. Liability Insurance; Expenses. Manager hereby agrees that it shall, at its sole expense, provide and maintain liability insurance for itself and all of its employees relating to the period of engagement with Axon, in the a minimum coverage amount of $1,000,000 per occurrence, 2,000,0000 aggregate. In addition, Manager shall be responsible for all business expense of Manager or its employees. Manager further agrees to indemnify and hold Axon harmless against any claim, liability, loss or damage, including attorney fees and costs, from any breach of any term of this Agreement or as a result of any complaint or action arising out of the actions of Manager.

    11.   Miscellaneous.

     (a) Notice. Any notice required or permitted under this Agreement shall be given in writing and delivered as described herein. A notice shall be deemed effectively given as follows: (i) upon personal delivery; (ii) one
(1) business day after transmission by electronic means, provided such transmission is electronically confirmed as having been successfully transmitted and a copy of such notice is deposited within 24 hours for either overnight delivery or for registered or certified mail, in accordance with clause (iii) or (iv) below, respectively; (iii) one (1) business day after deposit with a reputable overnight courier service, prepaid for overnight delivery; or (iv) three (3) business days after deposit with the United States Postal Service, postage prepaid, registered or certified with return receipt requested. Addresses for notice shall be as follows, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties:

          If to Manager:

                    Optima Technologies, LLC
                    c/o American TonerServ Corp.
                    475 Aviation Blvd., Suite 100
                    Santa Rosa, CA  95403
                    Attn:  Daniel J. Brinker, Chief Executive Officer



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          With a copy, which shall not constitute notice, to:

                    Spaulding McCullough & Tansil LLP
                    90 South E Street, Suite 200
                    Santa Rosa, CA  95404
                    Attn:  Kevin J. McCullough or Douglas J. (DJ) Drennan


          If to the Axon:

                    Axon Technologies, Inc.
                    6041 Siesta Lane
                    Port Richey, FL  34668
                    Attn:  Steven R. Jensen, CEO

          With a copy, which shall not constitute notice, to:

                    Johnson, Pope, Bokor, Ruppel and Burns, LLP
                    911 Chestnut Street
                    Clearwater, FL 33756
                    Attn:  Michael G. Little

          (b) Time of Essence. Time is of the essence with respect to the terms, covenants, and conditions contained herein.

          (c) Entire Agreement. This Agreement, including any other agreements, exhibits, and schedules to be entered into in connection with the transactions contemplated hereby and specifically referenced in this Agreement, constitutes and embodies the entire understanding and agreement of the parties hereto relating to the subject matter hereof and supersedes all prior agreements or understandings of the parties hereto, whether written or oral.

          (d) Construction. Every covenant, term, and provision of this Agreement shall be construed simply according to its fair meaning and not strictly for or against any party. Every exhibit, schedule, attachment, or other appendix attached to this Agreement and referred to herein shall constitute a part of this Agreement and is hereby incorporated herein by reference. Any reference to any federal, state, local, or foreign statue or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. Unless the context clearly requires otherwise, (i) plural and singular numbers will each be construed to include the other; (ii) the masculine, feminine, and neuter genders will each be construed to include the others; (iii) "shall," "will," "must," "agree," and "covenants" are each mandatory; (iv) "may" is permissive; (v) "or" is not exclusive; (vi) "includes" and "including" are not limiting; and (vii) "actual knowledge" is limited to actual knowledge and does not include constructive knowledge or any information that might have been gained upon further investigation.



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          (e)   Amendments and Waivers.  Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), but only with the written consent of the party or parties to be bound thereby. No delay in the exercise of any right or remedy under this Agreement shall constitute a waiver thereof and the waiver by any party of any right or remedy under this Agreement on any one occasion shall not be deemed a waiver of such right or remedy on any subsequent occasion.

          (f) Successors and Assigns; Assignment. The obligations of Manager and hereunder require performance by Manager and this Agreement shall be binding upon Manager and its heirs, executors, administrators, legal representatives, successors and assigns and Axon's and its successors and assigns. There shall be no transfer or assignment of any obligation of Manager under this Agreement without the written consent of Axon. There shall be no transfer of any voting or economic interest in Manager or in this Agreement, either directly or indirectly, without the written consent of Axon.

          (g) No Third Party Beneficiaries. Except as expressly provided herein, nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto, or their respective successors and assigns, any rights, remedies, obligations, or liabilities under or by reason of this Agreement.

          (h) Headings. The titles and subtitles used in this Agreement are used for convenience only and shall not be considered in construing or interpreting this Agreement.

          (i) Governing Law. This Agreement shall be governed by and construed under the laws of the State of Florida without regard to the conflict of laws rules of such state.

          (j) Venue. The parties to this Agreement agree that jurisdiction and venue shall exclusively lie in the Sixth Judicial Circuit of the State of Florida, in and for Pinellas County, Florida, or in the United States District Court for the Middle District of Florida (Tampa Division), with respect to any legal proceedings arising from this Agreement.

          (k) Cumulative Remedies. The rights and remedies of a party available under this Agreement or otherwise available are cumulative and may be exercised singularly or concurrently, and the exercise of any one or more remedy shall not constitute a waiver of any other available remedy. No act, delay, omission, or course of dealing between the parties hereto shall be constitute a waiver of a party's rights or remedies available under this Agreement.

          (l) Specific Performance. Each party's obligation under this Agreement is unique. If any party should default in such party's obligations under this Agreement, each party acknowledges that it would be extremely impracticable to measure the resulting damages; accordingly, the

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nondefaulting party or parties, in addition to damages and any other available rights or remedies, may sue in equity for specific performance, and the parties hereby expressly waive the defense that a remedy in damages shall be adequate. The parties also hereby expressly waive any requirement that the nondefaulting party or parties post a bond or similar security prior to obtaining and enforcing any specific performance.

          (m) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be or become prohibited or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          (n) Attorneys' Fees. If any legal action or other proceeding, including arbitration or action for declaratory relief, is brought for the enforcement of this Agreement or because of an alleged dispute, breach, default, or misrepresentation in connection with this Agreement, the Prevailing Party (as defined below) shall be entitled to recover reasonable attorneys' fees and other costs, in addition to any other relief to which the party may be entitled.

          As used in this Agreement, "Prevailing Party" shall include without limitation: (i) the party who dismisses an action in exchange for sums allegedly due; (ii) the party who receives performance from the other party of an alleged breach of covenant of a desired remedy where that is substantially equal to the relief sought in an action; or (iii) the party determined to be the prevailing party by a court of law or arbitrator.

          (o) Counterparts and Signature Pages. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be one and the same instrument. The exchange of copies of this Agreement and of signature pages by facsimile or other electronic transmission shall constitute effective execution and delivery of this Agreement as to the parties and may be used in lieu of the original Agreement for all purposes. Signatures of the parties transmitted by facsimile or other electronic means shall be deemed to be their original signatures for all purposes.















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     The parties have duly executed this Management Agreement as of the date first above written.

                                      AXON:

                                      AXON TECHNOLOGIES, INC.,
                                      a Florida corporation



                                      By: /s/ Steven R. Jensen
                                      Its: President



                                      MANAGER:

                                      OPTIMA TECHNOLOGIES, LLC,
                                      a Delaware limited liability company

                                      By: AMERICAN TONERSERV CORP.,
                                      a Delaware corporation
                                      Its: Managing Member


                                      By: /s/ Daniel J. Brinker
                                          Daniel J. Brinker, President & CEO





Exhibit A   Duties






















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                                   Exhibit A

                         SCHEDULE OF SERVICES OF MANAGER

Manager will provide immediate management of the continuing and growing Axon Printer Business operation, which includes:


     * Receiving incoming orders and service request via phone, voicemail, e-mail, web-interface, or walk-in clients;

     * Distributing service calls to appropriate Axon Service Technicians via service software program;

     * Directing Axon Service Technicians in prioritizing client service calls, monitoring response times and call volume;

     * Facilitating the pricing/quotes and ordering and shipping of parts, equipment, supplies and etcetera on Axon's behalf, to facilitate the described services of supporting the customers and technicians. Manager shall be responsible for all freight costs.

     * Manager, at Manager's cost, will have an adequate available stock of inventory to fulfill Axon's orders within 24 hours.

Manager will provide immediate management of Axon's Service Software Program to:

     * Facilitate the coordination of client page counts, ticket verification and meter billing;
     * Orchestrate reviews and reconciliations of client accounts.

Manager will provide, at Manager's sole cost, any needed warehouse or office space to provide the management functions.

Manager will provide immediate management for the accounting of the Printer Business by:

     * Processing and fulfilling all orders in a timely manner and such billing services as are determined by Axon and Manager to be reasonably necessary to bill on a timely basis for products and services provided by the Printer Business. Said billing services will be provided on Axon branded invoices in the name of Axon with payment remittance to Axon; Manager shall provide Axon with a monthly listing of all Printer Business Sales that were invoiced on Axon's behalf and at least a bi-weekly aging of accounts receivable
     * Processing all authorized product returns and associated approved credits

Manager will provide immediate management of the Axon Marketing Strategy by:

     * Assist in developing and maintaining an ever-evolving marketing plan that contributes to reaching revenue and higher profitability goals by communicating a consistent message of product and service offerings;
     * Assist in developing a sales management plan applicable to existing and potential clients and prospects;
     * Assist in designing marketing tools consistent with product and service offerings;
     * Assist in directing, in cooperation with key personnel, the use of marketing plan and marketing tools through the training of sales personnel regarding the various product and service offerings;
     * Delivering marketing materials through direct mail campaigns for existing and potential clients and prospects.

All expenses incurred by or on behalf of the Printer Business or in connection with the operations or activities of the Printer Business shall be expenses of the Manager.